EXHIBIT 5

May 15, 2007

Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

                Re:          Form S-8 Registration Statement

Gentlemen:

                We have acted as counsel for Equifax, Inc., a Georgia corporation (the “Company”), in connection with (i)  the preparation and filing of a registration statement on Form S-8 (the “Registration Statement”) relating to the TALX Corporation 2005 Omnibus Incentive Plan, TALX Corporation Amended and Restated 1994 Stock Option Plan, and TALX Corporation Outside Directors Stock Option Plan (collectively the “Plans”) which have been assumed by the Company in connection with its acquisition of TALX Corporation on May 15, 2007, and (ii) the proposed offer and sale of up to 4,023,852 shares of the Company’s common stock, par value $1.25 per share (the “Shares”) pursuant to the Plans.

                In connection with the preparation of the Registration Statement, we have examined originals or copies of such corporate records, documents, and other instruments relating to the authorization and issuance of the Shares as we have deemed relevant under the circumstances.  In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

                On the basis of the foregoing, it is our opinion that the offer and sale of the Shares pursuant to the Plans have been duly authorized by the Board of Directors of the Company, and such Shares, when issued in accordance with the terms and conditions of the Plans will be validly issued, fully paid, and non-assessable.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act on 1933, as amended, or the rules and regulations of the Commission thereunder.

Sincerelyly,

KILPATRICK STOCKTON LLP

By:	/s/Larry D. Ledbetter, a Partner